UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Quarterly Report of Bio-Techne Corporation (the “Company”) for the quarter ended September 30, 2024 and filed with the U.S. Securities and Exchange Commission on November 5, 2024, the expiration dates with respect to 794,400 shares subject to outstanding vested options held by former employees was under dispute.

In 2017, Charles R. Kummeth, former President and Chief Executive Officer of the Company, was granted options to purchase 779,084 shares of common stock (the “Options”), subject to certain vesting requirements that ultimately were satisfied in accordance with the terms of the underlying award agreements (the “Award Agreements”). Although the Award Agreements stated that the expiration date of the Options was August 9, 2024, an administrative error resulted in the Company’s stock plan administration platform erroneously reflecting an expiration date of October 26, 2024 for the Options. Mr. Kummeth attempted to exercise the Options in September 2024, and the Company subsequently notified Mr. Kummeth of the expiration of the Options. In accordance with the terms of the Award Agreements, Mr. Kummeth submitted a demand for arbitration premised on his contention that he would have timely exercised the Options if not for the administrative error.

On February 26, 2025, an arbitrator entered an order in favor of Mr. Kummeth ostensibly finding that he would have exercised the Options before the August 9, 2024 expiration date if not for the administrative error and requiring the Company to pay Mr. Kummeth a total amount of approximately $35,978,000 with respect to the Options (measured by the average closing price per share of Company common stock over the 30 days prior to the expiration date set forth in the Award Agreements). The arbitrator also required that the Company pay Mr. Kummeth interest in the total amount of approximately $980,000 and, as required under the Award Agreements, legal fees and costs of approximately $234,000.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: March 4, 2025	By:	/s/ Shane V. Bohnen
Shane V. Bohnen
Senior Vice President, General Counsel and Corporate Secretary